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                                                                    Exhibit a(2)

                                CITIFUNDS TRUST I

                                  AMENDMENT TO
                              DECLARATION OF TRUST

      The undersigned, constituting a majority of the Trustees of CitiFunds Trust I (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section
3.2 of the Declaration by deleting paragraph (d) thereof and replacing it in its entirety with the following, such amendment to be subject to approval in accordance with the Declaration of the shareholders of CitiFundsSM Balanced Portfolio, a series of the Trust:

            (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property of CitiSelect(R) Folio 100 Income, CitiSelect(R) Folio 200 Conservative, CitiSelect(R) Folio 300 Balanced, CitiSelect(R) Folio 400 Growth, CitiSelect(R) Folio 500 Growth Plus, CitiFundsSM Balanced Portfolio and of each other Series of the Trust, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 26th day of May, 1999.


Philip Coolidge                               Riley C. Gilley
---------------------------------             ----------------------------------
PHILIP W. COOLIDGE                            RILEY C. GILLEY
As Trustee and Not Individually               As Trustee and Not Individually


Diana R. Harrington                           Susan B. Kerley
---------------------------------             ----------------------------------
DIANA R. HARRINGTON                           SUSAN B. KERLEY
As Trustee and Not Individually               As Trustee and Not Individually


Heath B. McLendon                             C. Oscar Morong, Jr.
---------------------------------             ----------------------------------
HEATH B. MCLENDON                             C. OSCAR MORONG, JR.
As Trustee and Not Individually               As Trustee and Not Individually


E. Kirby Warren                               William S. Woods, Jr.
---------------------------------             ----------------------------------
E. KIRBY WARREN                               WILLIAM S. WOODS, JR.
As Trustee and Not Individually               As Trustee and Not Individually